UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2009

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On August 26, 2009, CVB Financial Corp., a California corporation (the “Company”), repurchased (the ”Initial Repurchase”) 75%, or 97,500 shares, of its outstanding Series B Fixed Rate Cumulative Perpetual Preferred Stock (the “Preferred Stock”) issued to the U.S. Treasury pursuant to the Capital Purchase Program established under the Troubled Asset Relief Program. The Company paid an aggregate purchase price of $97,648,958.33, which was equal to an aggregate liquidation preference of $97,500,000 of the repurchased Preferred Stock, plus accrued and unpaid dividends of $148,958.33. The Company intends to repurchase the remaining 25%, or 32,500 shares, of Preferred Stock on September 2, 2009 or as soon thereafter as practicable. The letter agreement between the Company and the U.S. Treasury with respect to the Initial Repurchase is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 10.1 Letter Agreement between the Company and the U.S. Treasury, dated August 26, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 1, 2009

CVB FINANCIAL CORP.
(Registrant)

By:  /s/ Edward J. Biebrich, Jr.
Name:  Edward J. Biebrich, Jr.
Title:  Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Letter Agreement between the Company and the U.S. Treasury, dated August 26, 2009.